EXHIBIT 5.1



                                 David M. Loev,
                                 Attorney at Law
                         6300 West Loop South, Suite 280
                              Bellaire, Texas 77401
                              713-524-4110 PHONE
                             713-524-4122 FACSIMILE

November 8, 2006

Data Call Technologies, Inc.
600 Kenrick, Suite B-12
Houston, Texas 77060

Re: Form SB-2 Registration Statement

Gentlemen:

You have requested that we furnished you our legal opinion with respect to the legality of the following described securities of Data Call Technologies, Inc. (the "Company") covered by a Form SB-2 Registration Statement, (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

     1.     38,262,100  shares  of common stock, $.001 par value (the "Shares").

In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation; as amended, Bylaws, and the Minutes of its Board of Directors, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

Based on the foregoing, it is our opinion that the Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                              Sincerely,

                               /s / David M. Loev, Attorney at Law
                              ----------------------------------------------+
                              David M. Loev, Attorney at Law
                              Bellaire, Texas

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